United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2021

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On October 26, 2021, the Board of Directors (the “Board) of Limoneira Company (the “Company”) expanded the size of the Board to eleven directors, creating a vacancy, and appointed Elizabeth Mora to serve as a Class III director, effective November 1, 2021. Ms. Mora has not yet been designated as a member of any of the committees of the Board. Ms. Mora will serve as a director until the Annual Meeting of Stockholders to be held in 2023.

Ms. Mora served as the Chief Administrative Officer, Vice President of Finance, Administration and Treasurer of The Charles Stark Draper Laboratory (“Draper”) from 2008 until 2020. Draper is a national laboratory, formerly associated with the Massachusetts Institute of Technology, that maintains and upgrades key strategic assets, leverages technologies to support national priorities for the US Navy. Prior to joining Draper, Ms. Mora was the Chief Financial Officer and Vice President for Finance at Harvard University. Ms. Mora’s broad range of executive experience, particularly with respect to finance and administration, will provide the Board with fresh perspective and expertise.

There are no arrangements or understandings between Ms. Mora and any other person pursuant to which she is elected as a director, and as of the date hereof, there are no transactions or proposed transactions between Ms. Mora and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)). As a non-management director, Ms. Mora will receive the same compensation paid by the Company to other non-management directors, as previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on February 12, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        On October 26, 2021, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board approved, ratified and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective upon adoption. The changes made in the Amended and Restated Bylaws include revisions to reflect current legal requirements and corporate governance best practices. In addition to the changes described below, the Amended and Restated Bylaws include non-substantive, technical and administrative revisions.

Section 2.1 has been revised to allow the Board flexibility to call the annual meeting at such date, time, and place, if any, as shall be determined by the board of directors and stated in the notice of the meeting, and removed the requirement that the annual meeting of shareholders be held on the fourth Tuesday of March of each year at the hour of 10:00 a.m. local time.

Section 3.2 was revised to allow the Board to set the size of the Board by a resolution of a majority of the total number of directors between a range of not less than six (6) and not more than twelve (12) directors. Prior to adoption of the Amended and Restated Bylaws, the size of the Board was fixed at ten (10) directors.

Section 7.2 was amended to allow any two authorized officers of the Company to sign certificates representing shares of stock of the Company. Prior to adoption of this amendment, only the chairman of the Board, the president or a vice president and the secretary or an assistant secretary were permitted to sign certificates representing shares of capital stock of the Company.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws that are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Section 8	Other Events.
Item 8.01	Other Events.

On October 27, 2021, the Company issued a press release announcing the appointment of Ms. Mora as referenced in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

3.1	Amended and Restated Bylaws
99.1	Limoneira Company Press Release dated October 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2021		LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary